BLACK TUSK MINERALS INC.

ONE FOR FIFTY REVERSE STOCK SPLIT

Vancouver, B.C., October 7, 2010 – Black Tusk Minerals Inc. (the “Company”) announced today it has effected a reverse stock split of the Company's common stock at a split ratio of 1-for-50, pursuant to a plan approved by the Company’s Board of Directors.

As a result of the reverse stock split, every fifty (50) pre-split shares of the Company's common stock, $.001 par value per share, issued and outstanding immediately prior to October 11, 2010, at 5:00 p.m. (Pacific Daylight Time), will be automatically exchanged for one (1) post-split share of common stock, $.001 par value per share, with any fractional shares resulting from the exchange being rounded up to the nearest whole share.  Accordingly, the number of shares of the Company's common stock issued and outstanding has been reduced from 47,189,262 shares to 943,790 shares.  Also as a result of the reverse stock split, the number of shares of common stock that the Company is authorized to issue has been reduced from 200,000,000 shares, par value $.001, to 100,000,000 shares, par value $.001.

The Company effected the reverse stock split by filing a “Certificate of Change Pursuant to NRS 78.209” with the Nevada Secretary of State.  The Certificate of Change provided for both the reverse stock split and corresponding reduction in the authorized shares of common stock described above.  The Company’s Board of Directors approved this corporate action on September 20, 2010, but shareholder approval was not required, pursuant to Sections 78.207 and 78.209 of the Nevada Revised Statutes.

Effective October 12, 2010, the Company's common stock will be quoted under the symbol "BKTKD" for a period of 20 business days.  Thereafter, the “D” will be removed from the Company's trading symbol, and it will revert to the previous symbol, "BKTK."  The new CUSIP number of the Company's common stock is 092258300.

The Company has elected to treat the reverse stock split as a non-mandatory exchange.  As a result, there will be no letter of transmittal sent to the Company’s shareholders directing them to exchange their existing stock certificates.  Rather, shareholders will retain their existing pre-split stock certificates until such time as they are submitted to the Company’s transfer agent, Colonial Stock Transfer Company, Inc., for exchange or transfer and will then be replaced by post-split stock certificates. Shareholder questions related to the Company’s stock certificates may be directed to Colonial Stock Transfer Company, Inc., at (801) 355-5740.

ABOUT BLACK TUSK MINERALS INC.

Black Tusk Minerals Inc. is a U.S. mineral exploration company focused on the exploration and development of mineral prospects worldwide.  Most notably, the Company owns a 100% interest in 19 mineral claims, known as the Altococha concessions, in the District of Huanza, Province of Huarochiri, Department of Lima, Peru.

FURTHER INFORMATION

Gavin Roy – President and Director

BLACK TUSK MINERALS INC.

(778) 999-2575

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws.  Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Cautionary Note Regarding Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on September 15, 2010, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on April 14, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ).  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.